UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2004 Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27273	04-341-558

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

220 Mill Road Chelmsford, MA 01824 (Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: (978) 250-2900

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On October 5, 2004, Sycamore Networks, Inc. (the “Company”) issued a press release announcing that Richard J. Gaynor will be joining Sycamore as Chief Financial Officer and Vice President of Finance and Administration effective October 5, 2004. Frances M. Jewels has resigned from such positions effective as of such date, however, will remain with the Company in an advisory capacity.

The press release issued on October 5, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Daniel E. Smith Daniel E. Smith President and Chief Executive Officer

Dated: October 5, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant, dated October 5, 2004, reporting the resignation of its chief financial officer.